Exhibit 107

Calculation of Filing Fee Tables

FORM F-1
(Form Type)

OTONOMO TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary Shares, no par value per share(2)	457(c)	98,450	$1.46(3)	$143,737	0.0000927	$13.32
Total Offering Amounts	$13.32
Total Fees Previously Paid	—
Total Fee Offsets	—
Net Fee Due	$13.32

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional ordinary shares, no par value per share (“ordinary shares”), of Otonomo Technologies Ltd. (“Otonomo”) as may be issuable with respect to the shares being registered for resale hereunder as a result of a stock split, stock dividend, recapitalization or similar event.
(2) Pursuant to Rule 429 under the Securities Act, this registration statement registers for resale an additional 98,450 ordinary shares offered by certain selling securityholders identified in this registration statement that received ordinary shares as consideration in connection with the Neura Acquisition (as defined in this registration statement). As discussed below, 6,559,960 ordinary shares were previously registered by Otonomo pursuant to a prior registration statement on Form F-1, as amended (File No. 333-260571) (the “November Registration Statement”). Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the registration of such 6,559,960 ordinary shares because those shares were previously registered on the November Registration Statement.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares reported on May 4, 2022, which was $1.46 per share.

Table 2: Combined Prospectuses(1)

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary Shares, no par value per share(2)	13,825,000	158,987,500.00	F-1	333-259144	September 8, 2021
Equity	Ordinary Shares, no par value per share(3)	92,071,690	576,368,779.40	F-1	333-259144	September 8, 2021
Equity	Warrants to purchase ordinary shares(4)	5,200,000	—	F-1	333-259144	September 8, 2021
Equity	Ordinary Shares, no par value per share(5)	5,200,000	$32,552,000.00	F-1	333-259144	September 8, 2021
Equity	Ordinary Shares, no par value per share(6)	6,559,960	$30,963,011.20	F-1	333-260571	November 3, 2021

(1) Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the primary issuance or resale of such securities, as such securities were previously registered on the Prior Registration Statement

(2) Represents (a) 8,625,000 ordinary shares issuable upon the exercise of warrants that were issued in exchange for the public warrants of Software Acquisition Group Inc. II, a Delaware corporation (“SWAG”) (the “public warrants”), at the closing of the Business Combination (as defined in the registration statement), and (b) 5,200,000 ordinary shares issuable upon the exercise of the Company’s warrants that were issued in exchange for the private warrants of SWAG (the “private warrants”) at the closing of the Business Combination.

(3) Represents ordinary shares offered by certain selling securityholders identified in this registration statement.

(4) Represents warrants offered by certain selling securityholders identified in this registration statement. In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the ordinary shares underlying the warrants, and no separate fee is payable for the warrants.

(5) Represents ordinary shares issuable upon exercise of warrants of certain selling securityholders in this registration statement.

(6) Represents ordinary shares offered by certain selling securityholders identified in this registration statement that received ordinary shares as consideration in connection with the Neura Acquisition.